UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2024

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-08897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 E. Dublin-Granville Road, Columbus, Ohio 43081
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares	BIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
                                Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Delayed Draw Term Loan Facility

On April 18, 2024, Big Lots, Inc. (the “Company”) and certain of its direct and indirect wholly-owned subsidiaries (together with the Company, “we,” “us” or “our”) entered into a credit agreement (the “Term Loan Facility”) that provides for a “first in, last out” delayed draw term loan facility in an aggregate committed amount up to $200 million (the “Commitment”). The Term Loan Facility was entered into by and among the Company and Big Lots Stores, LLC, as borrowers (the “Borrowers”), all other domestic subsidiaries of the Company as guarantors (together with the Borrowers, the “Loan Parties”), 1903P Loan Agent, LLC (the “Term Loan Agent”), as administrative agent and collateral agent, and the other lenders named therein. At commencement of the Term Loan Facility, the Company drew down $50.0 million in total borrowings under the Term Loan Facility. The Term Loan Facility matures on September 21, 2027.

Loans under the Term Loan Facility are available in an aggregate amount equal to the lesser of (1) the aggregate Commitments and (2) a borrowing base calculated based on specified percentages of eligible inventory, credit card receivables, real estate, fixtures, machinery and equipment, subject to customary exceptions and reserves (the “Term Loan Borrowing Base”). If at any time the amounts borrowed under the Term Loan Facility exceed the Term Loan Borrowing Base, the Company is required to maintain a reserve against the borrowing base under the 2022 Credit Agreement (as defined below) in an amount equal to such excess (“the Term Pushdown Reserve”). Borrowings under the Term Loan Facility are available for general corporate purposes, working capital and to repay a portion of the indebtedness outstanding under our $900 million five-year asset-based revolving credit facility (as amended, the “2022 Credit Agreement”).

All amounts of the Term Loan Facility outstanding on the maturity date will be due and payable in full on September 21, 2027. The Term Loan Facility contains certain mandatory prepayments, including as a result of certain sales or disposition of certain assets, the incurrence of certain additional debt, certain issuances of additional equity and receipt of certain extraordinary receipts, subject to certain exceptions and, in the case of certain sales or other dispositions, reinvestment rights. In certain instances, mandatory prepayments are subject to a prepayment fee. Subject to compliance with relevant provisions of the 2022 Credit Agreement, voluntary prepayments under the Term Loan Facility are permitted at any time upon proper notice and subject to meeting certain tests under the 2022 Credit Agreement and, in certain instances, a prepayment fee.

Amounts borrowed under the Term Loan Facility bear interest at a variable rate indexed to SOFR plus a pricing margin ranging from 9.25% to 10.00% per annum, based on our total borrowings under the Term Loan Facility. Interest payments under the Term Loan Facility are due on the first day of each calendar month. At commencement, the interest rate on the outstanding Term Loan Facility borrowings was 15.2%.

The Term Loan Facility requires the Borrowers to maintain minimum excess availability under the 2022 Credit Agreement (“Excess Availability Covenant”) of at least the greater of (i) $80.0 million or (ii) 10% of the lesser of the aggregate commitments under the 2022 Credit Agreement (currently $900.0 million) and the borrowing base under the 2022 Credit Agreement (the “Maximum Credit Amount”) (without giving effect to the Term Pushdown Reserve). In addition, the Term Loan Facility contains customary covenants and restrictions on the Company’s and its subsidiaries’ activities, including, but not limited to, limitations on the incurrence of additional indebtedness, liens, negative pledges, guarantees, investments, loans, asset sales, mergers, acquisitions, prepayment of other debt, distributions, dividends, the repurchase of capital stock, transactions with affiliates, the ability to change the nature of its business or its fiscal year, and permitted activities of the Company.

The Term Loan Facility contains customary events of default that include, among other things, non-payment defaults, inaccuracy of representations and warranties, covenant defaults, cross default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, ERISA defaults, structural defaults under the loan documents and a change of control default. The occurrence of an event of default could result in the acceleration of our obligations under the Term Loan Facility. Under certain circumstances, a default interest rate will apply on any amount payable under the Term Loan Facility during the existence of an event of default at a per annum rate equal to 2.00% above the applicable interest rate for any principal and 2.00% above the rate applicable for base rate loans for any other interest.

All obligations under the Term Loan Facility are guaranteed by the Loan Parties (other than the Borrowers) and secured by (a) a second priority lien on substantially all of the Loan Parties’ working capital assets, including credit card receivables and inventory, and (b) a first priority lien on substantially all of the Loan Parties’ non-working capital personal property assets, including fixtures, machinery, equipment, and intellectual property, and a first priority mortgage on the Company’s corporate headquarters located in Columbus, Ohio, in each case, subject to certain permitted liens.

The Company will record deferred financing costs associated with the issuance of the Term Loan Facility. These costs will be amortized over the respective contractual terms of the Term Loan Facility.

Amendment to 2022 Credit Agreement

On April 18, 2024, concurrent with our entry into the Term Loan Facility, the Company entered into the First Amendment to the 2022 Credit Agreement (the “ABL Amendment”). The ABL Amendment amends the 2022 Credit Agreement to, among other things, (1) permit the Term Loan Facility, (2) expand the scope of collateral to include non-working capital assets and a mortgage on the Company’s corporate headquarters located in Columbus, Ohio, (3) revise the borrowing base formula therein to include the Term Pushdown Reserve, (4) increase the interest rate spreads and replace CDOR with CORRA, (5) replace the fixed charge coverage ratio covenant with the Excess Availability Covenant, and (6) make other changes to the 2022 Credit Agreement to conform with the Term Loan Facility.

A copy of the press release announcing the entry into the Term Loan Facility and the ABL Amendment is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Big Lots, Inc. press release dated April 18, 2024.

	104	Cover Page Interactive Data File (formatted as Inline XBRL).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: April 18, 2024	By:	/s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr.
Executive Vice President, Chief Legal and Governance Officer, General Counsel and Corporate Secretary